                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the use in this Registration Statement on Form S-1 of our report, dated January 28, 2000, relating to the financial statements of Bliss Associates, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP



PricewaterhouseCoopers LLP
Atlanta, Georgia
March 10, 2000